Exhibit 99.1

TRADEUP ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
           , 2023

The undersigned hereby appoints Jianwei Li and Weiguang Yang (together, the “Proxies”), each independently with the power to appoint a substitute, and hereby authorizes the Proxies to represent and vote, as designated below, all the shares of TradeUP Acquisition Corp. (the “UPTD”) held of record by the undersigned at the close of business on             at the special meeting of stockholders to be held at             [a.m./p.m.], Eastern Time, on             , 2023, or any adjournment or postponement thereof (the “Meeting”) and authorizes and instructs said proxy to vote in the manner directed below. You will be able to attend the Meeting online, vote and submit your questions during the Meeting by visiting             and via teleconference using the following dial-in information:

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR THE PROPOSAL. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the Meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

OF EACH OF THE PROPOSAL 1, 2, 3, 4, 5, 6 AND 7 SET FORTH BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

PROPOSAL 1- The Business Combination Proposal: To (a) adopt and approve the Agreement and Plan of Merger, dated as of September 30, 2022 (as amended from time to time, the “Merger Agreement”), by and among UPTD, Tradeup Merger Sub Inc., a wholly-owned subsidiary of UPTD (“Merger Sub”), and Estrella Biopharma, Inc., a Delaware corporation (“Estrella”) (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Estrella, with Estrella surviving as a wholly-owned subsidiary of UPTD (the “Merger”); (b) adopt and approve each ancillary document as listed in the Merger Agreement; and (c) approve the Merger and other transactions contemplated therein (the “Business Combination”).

For	Against	Abstain
☐	☐	☐

PROPOSAL 2 - The Charter Amendment Proposal – To approve, assuming the Proposal 1 is approved and adopted, a proposed second amended and restated certificate of incorporation (a copy of which is attached to the accompanying proxy statement/prospectus as Annex B) of the post-Business Combination company (“New Estrella”), which will be in effect upon the closing of the Business Combination (the “Closing”).

For	Against	Abstain
☐	☐	☐

PROPOSAL 3 - The Director Election Proposal – To approve, on a non-binding advisory basis, the following material differences between the proposed second amended and restated certificate of incorporation and the current amended and restated certificate of incorporation of UPTD, which are being presented pursuant to guidance of the Securities and Exchange Commission as six separate sub-proposals:

3(a) Advisory Charter Amendment Proposal A — to change the corporate name of New Estrella to “Estrella Immunopharma, Inc.” on and from the time of the Business Combination;

For	Against	Abstain
☐	☐	☐

3(b) Advisory Charter Amendment Proposal B — to increase the authorized shares of common stock of New Estrella to 250,000,000 shares of common stock, par value of $0.0001 per share;

For	Against	Abstain
☐	☐	☐

3(c) Advisory Charter Amendment Proposal C — to increase the authorized shares of preferred stock to 10,000,000 shares of preferred stock, par value of $0.0001 per share;

For	Against	Abstain
☐	☐	☐

3(d) Advisory Charter Amendment Proposal D — to provide that certain named individuals be elected to serve as Class I, Class II, and Class III directors to serve staggered terms on the board of directors of New Estrella until their respective successors are duly elected and qualified, or until their earlier resignation, death, or removal, and to provide that the removal of any director be only for cause and only by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of New Estrella’s then-outstanding shares of capital stock entitled to vote at an election of directors;

For	Against	Abstain
☐	☐	☐

3(f) Advisory Charter Amendment Proposal E — to provide that certain amendments to provisions of the Proposed Charter will require the approval of the holders of at least two-thirds (66 and 2/3%) of New Estrella’s then-outstanding shares of capital stock entitled to vote on such amendments, and of the holders of shares of each class entitled to vote thereon as a class; and

For	Against	Abstain
☐	☐	☐

3 (g) Advisory Charter Amendment Proposal F — to make New Estrella’s corporate existence perpetual instead of requiring UPTD to be dissolved and liquidated 18 months following the closing of the Initial Public Offering (as defined below), and to omit from the Proposed Charter the various provisions applicable only to special purpose acquisition companies.

For	Against	Abstain
☐	☐	☐

PROPOSAL 4 - The Nasdaq Stock Issuance Proposal – To approve, assuming the Proposal 1 is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of 32,500,000 shares of UPTD Common Stock in connection with the Business Combination and the issuance of at least 1,500,000 shares of UPTD Common Stock in connection with Merger Financing to certain investors prior to or at the Closing.

For	Against	Abstain
☐	☐	☐

PROPOSAL 5 - The Director Election Proposal – To approve, assuming the Proposal 1 is approved and adopted, the appointment of five directors who, upon consummation of the Business Combination, will become directors of New Estrella.

	Director Nominees	For	Withhold
(1)	Dr. Cheng Liu	☐	☐
(2)	Dr. Marsha Roberts	☐	☐
(3)	Fan Wu	☐	☐
(4)	Janelle Wu	☐	☐
(5)	Pei Xu	☐	☐

PROPOSAL 6 - Incentive Plan Proposal: To approve, assuming the Proposal 1 is approved and adopted, the Estrella Immunopharma, Inc. 2023 Omnibus Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex C, which will become effective as of and is contingent on the consummation of the Business Combination.

For	Against	Abstain
☐	☐	☐

PROPOSAL 7 - Adjournment of the Special Meeting: To adjourn the Meeting to a later date or dates if it is determined that more time is necessary or appropriate, in the judgment of the board of directors of UPTD or the officer presiding over the Meeting, for UPTD to consummate the Business Combination.

For	Against	Abstain
☐	☐	☐

For address change/comments, mark here. ☐

(see reverse for instructions)

Please indicate if you intend to attend this meeting     ☐ YES             ☐ NO

Signature of
Stockholder:

Date:

Name shares held in (Please print):	Account Number (if any):

No. of Shares Entitled to Vote:	Stock Certificate Number(s):

Note:	Please sign exactly as your name or names appear in UPTD’s stock transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

If the signer is a partnership, please sign in partnership name by authorized person.

Please provide any change of address information in the spaces below in order that we may update our records:

Address:

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN PROPOSALS 1 to 7 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

* As part of our precautions regarding the coronavirus, or COVID-19, we are planning for the possibility that the special meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be included in the announcement.